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                                                                     EXHIBIT 5.1








                                           June 13, 2002


USA Interactive
152 West 57th Street, 42nd Floor
New York, NY 10019

Ladies and Gentlemen:

                  We have acted as counsel to USA Interactive, a Delaware corporation (the Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 of the Company (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the resale of up to 11,805,555 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued by the Company pursuant to the Agreement and Plan of Merger dated as of May 30, 2002 (the "Merger Agreement"), among the Company, Interval Acquisition Corp., a Delaware corporation ("Interval"), I Exchange Merger Corp., a Delaware corporation, and certain stockholders of Interval who are signatories thereto.

                  We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals.

                  We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                  Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized, and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and delivered to and paid for by the stockholders of Interval pursuant to the Merger Agreement, and assuming compliance with the Act, will be legally issued, fully paid and nonassessable.

                  We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

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USA Interactive
June 13, 2002
Page 2

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,



                                           /s/ COVINGTON & BURLING